UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 22, 2011

COMMERCIAL BARGE LINE COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	333-124454-12	03-0552365

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 E. Market Street, Jeffersonville, Indiana (Address of principal executive offices)	47130 (Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.
     On September 22, 2011, American Commercial Lines Inc. (“ACL”) announced the appointment of Robert M. Blocker, age 48, as Senior Vice President of Sales and Customer Service. Mr. Blocker will serve in this role for ACL and its affiliated companies including Commercial Barge Line Company (the “Company”). Prior to joining ACL, Mr. Blocker was employed by AEP River Operations LLC for 16 years, serving in various roles, most recently as Director of Business Development. There are no related party transactions between the Company and Mr. Blocker reportable under Item 404(a) of Regulation S-K. In connection with Mr. Blocker’s appointment as Senior Vice President of Sales and Customer Service, the Company will provide Mr. Blocker with cash and incentive compensation consistent with its compensation policies for named executive officers.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL BARGE LINE COMPANY
Date: September 22, 2011	By:	/s/ Dawn R. Landry
Dawn R. Landry
Senior Vice President, General Counsel